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                    I R W I N  N A T U R A L S / 4 H E A L T H
                    MANUFACTURERS OF FINE NUTRITIONAL PRODUCTS

10549 W. Jefferson Blvd.
Culver City, California 90232
310.253.5305 Fax. 310.202.9454
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                                                            April 16, 1999


Mr. Klee Irwin
7825 Veragua Drive
Playa del Rey, CA 90292


Dear Mr. Irwin:


     This will confirm our mutual intentions regarding the future status of our wholly owned subsidiary HealthZone.com, a California corporation ("HealthZone.com") and your continued status as the Chief Executive Officer of Irwin Naturals/4Health, Inc. (the "Company").

     1. Subject to compliance with all applicable laws and assuming no adverse tax consequences to the Company, as soon as practicable, the Company will distribute to its stockholders as a stock dividend, 100% of the issued and outstanding shares of voting capital stock of HealthZone (the "Spin-Off"). Prior to the the Spin-Off, HealthZone will issue to the Company a promissory note ("Note"), equaling the expenses (above gross profits) invested in the setup, maintenance and acquisition of HVE and HealthZone.com, including all costs that the Company has incurred and is currently incurring and will incur in the future. As sole security and recourse collateral for this liability, you will make a pledge of 363,636 shares of unencumbered common stock of the Company ("Common Stock") registered in your and your wife's joint names to cover the shares given to HVE, plus 314,464 additional shares to cover up to $1 million in additional cash outlays by the company related to HVE and HealthZone.com. This second figure is based on $1.5 million divided by $4.77. Shares required to be sold to fulfill this obligation shall not be required to be converted under the price of $3.50 and shall not be converted over the price of $6.00.

     2. You will agree to assume all of the Company's obligations to issue additional shares of Common Stock under that certain Agreement and Plan of Merger ("Merger Agreement") dated February 15, 1999 by and among the Company, Health & Vitamin Express, Inc. David Mandel, Jeffrey S. Segal and Gordon Barker and the Employment Agreement with David Mandel from your own and your wife's unencumbered shares of Common Stock, including, without limitation, the issuance of additional Merger Consideration as provided in Section 2.02 of the Merger Agreement.

     3. You shall resign as chief executive of the Company without Good Reason and become chief executive officer of HealthZone.com. The Company shall pay your salary at the same rate as your current salary until the earlier of (A) the first anniversary


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of your appointment or (B) the first to occur of either (i) an initial public offering or (ii) a merger, consolidation or reorganization of HealthZone or the sale of all or substantially all of its assets.

     4. You and the Company will negotiate, execute and deliver as soon as practicable a definitive agreement, which will address all outstanding matters involved in connection with the termination of your Employment Agreement.

     The foregoing merely represents our mutual intentions with respect to the subject matter hereof and shall not be deemed legally binding, unless and until they are incorporated in one or more definitive agreements approved by the Board of Directors of the Company, the provisions of which shall supercede the provisions hereof.

     Notwithstanding the foregoing, pending the preparation, execution and delivery of such definitive agreements, the following shall represent binding agreements on your part:

     1. You agree to keep the matters herein confidential and shall not disclose them except with the written approval of the Chairman of the Board of Directors, unless required by law.

     2. You shall be responsible for your own fees and expenses, including, without limitation, legal fees and disbursements incurred in connection with the matters set forth herein.

     If the foregoing accurately sets forth our understanding reached to date with respect to the subject matter hereof, please signify your approval and acceptance by signing and returning the enclosed counterpart copy of this letter to the undersigned.


                                                IRWIN NATURALS/4HEALTH, INC.



                                                By:   /s/ R. Lindsey Duncan
                                                   ---------------------------
                                                      R. Lindsey Duncan
                                                      Chairman

     APPROVED, ACCEPTED AND
     AGREED as of the date first above
     written



            /s/ Klee Irwin
     ---------------------------------
              Klee Irwin




IRWIN NATURALS/4HEALTH


Klee Irwin